UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2005

Cal Dive International, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-22739	95-3409686
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

400 N. Sam Houston Parkway E., Suite 400		77060 (Zip Code)
Houston, Texas
(Address of principal executive offices)

281-618-0400
(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     In April 2005, the Company entered into an asset purchase agreement (“Agreement”) with Torch Offshore, Inc. and its wholly-owned subsidiaries, Torch Offshore, L.L.C. and Torch Express, L.L.C., (collectively, “Torch”). Under this Agreement, the Company had agreed to serve as the initial bidder for the purchase of Torch’s fleet of vessels, including all equipment, inventory, intellectual property and other assets related to the operation of the vessels. In exchange for these assets, Torch would have received consideration of approximately $92.0 million, including a deposit of $4.6 million, which was to be credited towards the purchase price. The Agreement did not include Torch’s accounts receivable, overhead assets unrelated to the operation of the vessels, and claims owned by Torch’s bankruptcy estate. Based on subsequent discussions with Torch’s creditors, Company revised its offer and entered into an amended and restated asset purchase agreement (“Amended and Restated Agreement”) for the acquisition of five shelf vessels and a deepwater pipelay vessel, the Midnight Express, for a total of $80.0 million on similar terms as the earlier agreement. This Amended and Restated Agreement was executed on May 2, 2005. Under the terms of the Amended and Restated Agreement, Company will be the initial bidder for these assets in a bankruptcy auction.

     The Amended and Restated Agreement was filed on May 2, 2005, with the United States Bankruptcy Court for the Eastern District of Louisiana (the “Bankruptcy Court”) along with a motion seeking the establishment of bidding procedures for an auction that allows other qualified bidders to submit higher or otherwise better offers for all or part of Torch’s assets covered by the Amended and Restated Agreement, as required under Section 363 of the Bankruptcy Code. The Company anticipates that a transaction involving these assets will be completed early in the third quarter of 2005, subject to approval of the Bankruptcy Court and certain government regulatory agencies.

     Attached hereto and incorporated by reference is a copy of the Amended and Restated Agreement as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Number	Description
10.1	Amended and Restated Asset Purchase Agreement by and between Cal Dive International, Inc., as Buyer, and Torch Offshore, Inc., Torch Offshore, L.L.C., and Torch Express, L.L.C., as Sellers, executed on May 2, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 4, 2005

CAL DIVE INTERNATIONAL, INC.

By:	/s/	A. WADE PURSELL

A. Wade Pursell
Senior Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
10.1	Amended and Restated Asset Purchase Agreement by and between Cal Dive International, Inc., as Buyer, and Torch Offshore, Inc., Torch Offshore, L.L.C., and Torch Express, L.L.C., as Sellers, executed on May 2, 2005.